UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Atheros Communications, Inc.

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Filed by Atheros Communications, Inc.

Pursuant to Rule 14a-12 under the Securities Exchange Act of 1934

Subject Company: Atheros Communications, Inc.

Commission File No.: 0-50534

Article published in the Wall Street Journal on January 5, 2011.

Qualcomm to Buy Atheros for $3.1 Billion

By SHARA TIBKEN

Qualcomm Inc. agreed to buy Wi-Fi chip maker Atheros Communications Inc. for $3.1 billion in cash as it aims to address growing demand for devices that use Wi-Fi to connect to the Internet.

The deal—Qualcomm’s largest acquisition to date—fills a hole in the company’s communication-chip offerings. The importance of Wi-Fi has been growing as more devices—including smartphones, tablets and notebooks—connect to the Internet.

“We see this evolution of the industry where wireless and connectivity go into a bunch of devices around us,” Qualcomm Chairman and Chief Executive Paul Jacobs said in an interview. “And we want the phone to be able to interact with those devices.”

The deal, which values Atheros at $45 a share, comes during a flurry of acquisitions in the technology sector and puts pressure on Qualcomm’s rivals, such as Broadcom Corp. Chip companies, including Intel Corp., have been using their high levels of cash to make purchases to add more features to their chips. Qualcomm has about $10 billion in short-term cash and marketable securities. Adding long-term marketable securities raises the figure to $18.4 billion, with $12.1 billion of that located offshore, the company said.

Atheros shares were up 1.2% at $44.53 at midday Wednesday on the Nasdaq Stock Market, adding to a 19% jump Tuesday when news of a potential deal was first reported. Qualcomm, meanwhile, was up 1.9% at $51.93 at midday Wednesday. Broadcom was off 1.5% at $42.65; company officials haven’t responded to requests for comment. Qualcomm and Broadcom also trade on the Nasdaq market.

Qualcomm, which helped popularize a technology used in many cellphones, has benefited from its high exposure to the sweet spot for consumers, specifically smartphones and other mobile devices. In November, the company posted better-than-expected fiscal fourth-quarter results and forward-looking guidance.

A takeover of Atheros gives Qualcomm greater exposure to Wi-Fi chips and other markets where it doesn’t have a significant presence, including providing components for laptop personal computers, which now come standard with Wi-Fi chips.

“We like the strategic nature of the deal from Qualcomm’s perspective,” Sanford C. Bernstein analyst Stacy Rasgon said. “Acquiring Atheros would fill a rather gaping hole in Qualcomm’s 3G-only product portfolio and grant the company access to markets they currently miss.”

Qualcomm has been developing Wi-Fi internally, buying a privately held company in 2006 to speed those efforts, and it has partnered with Atheros for years.

Mr. Jacobs said the acquisition isn’t intended to replace what Qualcomm is already doing, but instead will be complementary to its current efforts. In addition, he said, Qualcomm won’t have to make the new hires it had planned for developing Wi-Fi.

“We already had Wi-Fi for the phone,” he said. “But what we’re going to be able to do is put investment into other kinds of connectivity and spread it across a broader set of products. … We’re using the acquisition to put the accelerator down on the plan we already had.”

In addition, the purchase gives Qualcomm a new distribution channel, Mr. Jacobs said.

The deal is expected to close in the first half of 2011 and modestly add to Qualcomm earnings in fiscal 2012. Atheros will be renamed Qualcomm Networking & Connectivity, and Atheros President and CEO Craig Barratt will join the company as president of the group. Mr. Jacobs said Qualcomm also plans to retain the rest of the Atheros senior management team.

He said the purchase will be funded by offshore cash—money that isn’t used for dividends and stock buybacks. In addition, the deal includes a “customary” break-up fee, Mr. Jacobs said, though he isn’t worried about counteroffers.

“We looked around to see what set of companies would bid, and we think we’re in a strong position,” he said. “We feel good about this closing in the first half.”

Mr. Jacobs added that while the company doesn’t have any other large acquisitions planned, it will continue looking at potential targets. “If you look at the vision we have of devices being connected, there’s a lot of opportunity there,” he said.

  —Matt Jarzemsky contributed to this article.

Write to Shara Tibken at shara.tibken@dowjones.com

Additional Information and Where to Find It

Atheros will file a proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with the proposed merger with T Merger Sub, Inc. (the “Merger”), pursuant to which Atheros would be the surviving corporation and become a wholly owned subsidiary of Qualcomm. Investors and stockholders are urged to read the proxy statement when it becomes available and any other relevant documents filed with the SEC because they will contain important information regarding Qualcomm, Atheros, the proposed Merger, the persons soliciting proxies in connection with the proposed Merger on behalf of Atheros and the interests of those persons in the proposed Merger and related matters. Atheros intends to mail the proxy statement to its stockholders as soon as practicable. Investors and stockholders will be able to obtain a copy of the proxy statement (when available) and other documents filed by Atheros with the SEC free of charge at the Web site maintained by the SEC at http://www.sec.gov. In addition, documents filed with the SEC by Atheros are available free of charge by contacting Atheros Investor Relations (David Allen, 408-830-5762).

Participants in Solicitation

Atheros, and its directors, executive officers, and employees may be deemed to be participants in the solicitation of proxies from the Atheros stockholders in connection with the proposed Merger and related items. Information regarding the directors and executive officers of Atheros and their ownership of Atheros stock is set forth in Atheros’ proxy statement for Atheros’ 2010 annual meeting of stockholders, which was filed with the SEC on April 7, 2010. Additional information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies in connection with the proposed transaction, and a description of their direct and indirect interests in the proposed transaction, which may differ from the interests of Atheros stockholders generally, will be set forth in the proxy statement to be filed in connection with the proposed Merger. Investors may obtain additional information regarding the interests of those participants by reading the proxy statement when it becomes available.

Note on Forward-Looking Statements

Certain statements in this communication, including, but not limited to, statements regarding any statements of the plans, strategies and objectives of management for future operations; the expected benefits of the transaction; the expected timing of the completion of the transaction; and any statements of assumptions underlying any of the foregoing are forward-looking statements within the meaning of the Private Securities Reform Act of 1995 that are subject to risks and uncertainties that could cause results to be materially different than those discussed in these forward-looking statements. These risks and uncertainties include, but are not limited to, the risk that the anticipated benefits of the proposed merger may not be realized; that the merger will not be consummated; failure to receive regulatory or stockholder approval for the acquisition; risks associated with acquisitions, including the ability to successfully integrate technologies, employees and operations; diversion of management’s attention and retaining key employees; and other risks detailed from time to time in the reports Atheros files with the Securities and Exchange Commission including Atheros’ Form 10-K for the year ended December 31, 2009 and Form 10-Q for the quarter ended September 30, 2010. Copies of reports Atheros files with the SEC are posted on its Web site and are available from Atheros without charge. These forward-looking statements are not guarantees of future performance and speak only as of the date hereof, and, except as required by law, Atheros disclaims any obligation to update these forward-looking statements to reflect future events or circumstances.